UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2011

General Electric Company

(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2011, General Electric Company (“GE”), Comcast Corporation (“Comcast”) and certain of GE’s and Comcast’s subsidiaries entered into the Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of NBCUniversal, LLC (formerly known as Navy, LLC (“NBCUniversal Holdings”)). A brief description of the material terms and conditions of the agreement are set forth under Item 2.01 of this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 26, 2011, GE purchased the remainder of Vivendi S.A.’s interest in NBC Universal, Inc.

On January 28, 2011, GE closed the transaction with Comcast in which they formed a joint venture pursuant to which GE transferred control of the business of NBC Universal, Inc. (now named NBCUniversal Media, LLC (“NBCUniversal”)), a leading media and entertainment company that develops, produces and distributes entertainment, news, sports and other content to global audiences. NBC Universal, Inc. is now a wholly owned subsidiary of NBCUniversal Holdings. Comcast now controls and owns 51% of NBCUniversal Holdings, and GE owns the remaining 49%. Stephen B. Burke, Comcast’s Executive Vice President, became NBCUniversal’s President and Chief Executive Officer effective upon the closing.

As part of the transaction, GE contributed the businesses of NBC Universal, Inc., including its national cable programming networks, the NBC broadcast network and affiliated local broadcast television stations, the Telemundo broadcast network and affiliated local broadcast television stations, Universal Pictures filmed entertainment, and the Universal Studios Hollywood theme park. Comcast contributed its national programming networks, its regional sports and news networks and certain of its Internet businesses, including DailyCandy and Fandango. In addition, in connection with the closing, Comcast made a cash payment to GE of $6.2 billion. In connection with the transaction, in 2010, NBC Universal, Inc. issued $9.1 billion of senior debt securities with maturities ranging from 2014 to 2041 and repaid approximately $1.7 billion of existing debt. Prior to closing, NBC Universal, Inc. distributed approximately $7.4 billion of cash to GE.

GE and Comcast have entered into the LLC Agreement, which provides for management and control of NBCUniversal Holdings. Pursuant to the LLC Agreement, NBCUniversal Holdings’ board will consist of five directors, three of whom Comcast is entitled to designate and two of whom GE is entitled to designate. GE’s representation right will be reduced to one director if GE’s ownership interest falls below 20% and GE will lose its representation right if its ownership interest falls below 10%, in each case with Comcast designees replacing the outgoing GE directors. In addition to its representation on NBCUniversal Holdings’ board, so long as GE continues to own at least 20% of NBCUniversal Holdings, GE will have approval rights over a number of actions, including certain acquisitions, material expansions in the scope of NBCUniversal’s business, dividends or distributions by NBCUniversal Holdings, the incurrence of new debt if it would cause the debt-to-EBITDA ratio of NBCUniversal Holdings to exceed a specified threshold, and the issuance of equity securities of NBCUniversal Holdings or NBCUniversal.

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Under the LLC Agreement, during the six-month period commencing on July 28, 2014, GE has the right to cause NBCUniversal Holdings to redeem half of GE’s interest in NBCUniversal Holdings and during the six-month period commencing January 28, 2018, GE has the right to cause NBCUniversal Holdings to redeem GE’s remaining interest, if any. If GE exercises its first redemption right, Comcast has the immediate right to purchase the remainder of GE’s interest. If GE does not exercise its first redemption right, during the six-month period commencing on January 28, 2016, Comcast has the right to purchase half of GE’s interest in NBCUniversal Holdings. During the six-month period commencing January 28, 2019, Comcast has the right to purchase GE’s remaining interest in NBCUniversal Holdings, if any. The purchase price to be paid in connection with any purchase contemplated by this paragraph will be equal to the ownership percentage being purchased multiplied by an amount equal to 120% of the fully distributed public market trading value of NBCUniversal Holdings (determined pursuant to an appraisal process if NBCUniversal Holdings is not then publicly traded) less 50% of an amount (not less than zero) equal to the excess of 120% of the fully distributed public market trading value over $28.4 billion. Subject to various limitations, Comcast has committed to fund up to $2.875 billion in cash or common stock of Comcast for each of the two redemptions (up to an aggregate of $5.75 billion), with amounts not used in the first redemption to be available for the second redemption. The LLC Agreement contemplates a mechanism whereby, in connection with a purchase of the remainder of GE’s interest, GE may retain a preferred interest in NBCUniversal Holdings.

Until July 28, 2014, GE may not directly or indirectly transfer its interest in NBCUniversal Holdings. Thereafter, GE may transfer its interest to a third party, subject to Comcast’s right of first offer. The right of first offer would permit Comcast to purchase all, but not less than all, of the interests proposed to be transferred.

In the event that GE makes a registration request in accordance with certain registration rights that are granted to it under the LLC Agreement, Comcast will have the right to purchase for cash at the market value (determined pursuant to an appraisal process if NBCUniversal Holdings is not then publicly traded), all of GE’s interest in NBCUniversal Holdings that GE is seeking to register.

In the LLC Agreement, subject to certain exceptions, GE and Comcast agreed not to compete with NBCUniversal Holdings’ principal businesses and to first offer to NBCUniversal Holdings potential acquisitions or investments engaged in these businesses. In addition, subject to certain exceptions, Comcast agreed that all related party transactions between Comcast and NBCUniversal Holdings will be on arm’s length terms.

In connection with the transaction, the Federal Communications Commission, the United States Department of Justice and five states, imposed a number of conditions on GE, Comcast and NBCUniversal relating to the treatment of competitors and other matters. Among other things, NBCUniversal programming must be licensed to traditional multichannel video programming distributors, as well as to online video distributors under certain conditions and NBCUniversal must renew its distribution agreement with Hulu if the two other broadcast network owners of Hulu also renew their agreements, and NBCUniversal must relinquish all voting rights and its board seat in Hulu. The conditions are of varying duration, ranging from three to seven years. Although we cannot predict how the conditions will be administered or what effects they will have on NBCU’s businesses, we do not expect them to have a material adverse effect on GE’s business or results of operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: January 31, 2011	/s/ Michael R. McAlevey
Michael R. McAlevey
Vice President and Chief Corporate, Securities and Finance Counsel

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